Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement is made on November 17, 2011, between ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION, a Nevada corporation, on behalf itself and its subsidiaries ("Debtor"), and Dickinson Wright PLLC, a Michigan professional limited liability company ("Secured Party").

1.           In order to secure Debtor’s obligations under that certain Secured Demand Note, of even date herewith, by and between the parties hereto (the "Note") and any future indebtedness that the Debtor may incur with the Secured Party, Debtor grants Secured Party a continuing security interest in following property of Debtor, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts, (b) all Chattel Paper, Instruments, Documents, and General Intangibles, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification, (c) all Inventory, (d) all Goods, including, without limitation, Equipment, vehicles and Fixtures, (e) all Investment Property, (f) all Deposit Accounts, bank accounts, deposits and cash, (g) all Letter-of-Credit Rights, (h) any other property of Debtor now or hereafter in the possession, custody or control of Secured Party or any agent or any parent, affiliate or subsidiary of Secured Party or any participant with Secured Party in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (i) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property or key personnel of the Debtor, and all of Debtor's books and records relating to any of the foregoing and to Debtor's business.  The foregoing (a)–(i) are identified collectively as the "Collateral".  The terms "Account", "Chattel Paper", "Deposit Accounts", "Documents", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", and "Proceeds" have the respective meanings assigned to such terms in the Michigan Uniform Commercial Code, as the same may be in effect from time to time.

2.           Debtor authorizes Secured Party to file a financing statement describing the Collateral and any other statutory liens held by Secured Party.

3.           Debtor warrants that: (i) it is the sole owner of the Collateral; and (ii) all verbal or written descriptions of the Collateral furnished to Secured Party are correct and complete.  Debtor will, so long as this Security Agreement is in effect, keep the Collateral in good working order and repair, reasonable wear excepted.  Secured Party may inspect the Collateral at any time and will be named as a loss payee on any insurance coverage maintained by Debtor relating thereto.  Debtor will not, nor will it permit, any transfer, sale or other disposition of any Collateral from Debtor’s address, except for sales in the ordinary course of business.

4.           In the event Debtor defaults in any of the obligations under the Note, this Security Agreement or any future instrument that evidences indebtedness owed by the Debtor to the Secured Party, Secured Party may exercise all the rights and remedies upon default provided for under the Uniform Commercial Code as enacted in the State of Michigan.  Any notice required to be given to the Debtor shall be deemed reasonable if delivered to the Debtor at least ten (10) days prior to the date of any sale or other intended disposition.  Expenses of retaking, holding, preparing for sale, and selling shall include Secured Party’s attorney’s fees and legal costs.  This Security Agreement shall remain in effect until all of Debtor’s obligations under the Note and any other indebtedness to the Secured Party have been fully paid and satisfied.  This Security Agreement shall be binding upon the Debtor's successors and assigns.  This Security Agreement is construed and governed by the laws of the State of Michigan.  Secured Party may record this agreement or any related forms relating to the same with any governmental agency.

The parties have executed this Security Agreement as of the date first above written.

"Debtor" ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION on behalf of itself and its subsidiaries

		By:	/s/ Joel C. Robertson

		Its:	President
Acknowledged this 18th day of November, 2011:

"Secured Party" DICKINSON WRIGHT PLLC

By:	/s/ Michael T. Raymond
Michael T. Raymond

Its:	Member